Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CISO Global, Inc.

Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Form S-3 Registration Statement of our report dated April 16, 2024, relating to the consolidated financial statements of CISO Global, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Certified Public Accountants

Phoenix, Arizona

December 20, 2024